                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                                 OCTOBER 9, 2003


                                 GADZOOKS, INC.
               (Exact Name of Registrant as Specified in Charter)

          TEXAS                          0-26732                74-2261048
(State of Other Jurisdiction           (Commission            (IRS Employer
     of Incorporation)                 File Number)         Identification No.)


                           4121 INTERNATIONAL PARKWAY
                             CARROLLTON, TEXAS 75007
              (Address and Zip Code of Principal Executive Offices)


                                 (972) 307-5555
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On October 10, 2003, Gadzooks, Inc., a Texas corporation, issued a press release announcing that it had completed a private placement of $14 million of convertible subordinated notes and also obtained a $5 million seasonal increase in its senior secured credit facility. A copy of the press release and the related documents are attached as exhibits to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      None.

         (b)      None.

         (c)      Exhibits


                   4.1 Form of 5% Convertible Subordinated Note Due October 9, 2008.

                  99.1 Press release dated October 10, 2003 entitled "Gadzooks Raises $14.0 Million in Private Placement; Secures $5.0 Million Seasonal Increase in Credit Facility."

                  99.2 Form of Note Purchase Agreement dated on or about October 7, 2003 by and between certain investors and the Company.

                  99.3 Second Amendment to Loan and Security Agreement dated October 9, 2003 by and between the Company and Wells Fargo Retail Finance, LLC.

                            [SIGNATURE PAGE FOLLOWS]


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GADZOOKS, INC.

Date: October 13, 2003           By: /s/ James A. Motley
                                     -----------------------------------------
                                 Name:  James A. Motley
                                 Title: Vice President/Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NUMBER                      EXHIBIT
--------------        ----------------------------------------------------

          4.1         Form of 5% Convertible Subordinated Note Due October 9,
                      2008.

         99.1         Press release dated October 10, 2003 entitled
                      "Gadzooks Raises $14.0 Million in Private Placement;
                      Secures $5.0 Million Seasonal Increase in Credit
                      Facility."

         99.2         Form of Note Purchase Agreement dated on or about October
                      7, 2003 by and between certain investors and the Company.

         99.3         Second Amendment to Loan and Security Agreement dated
                      October 9, 2003 by and between the Company and Wells Fargo
                      Retail Finance, LLC.

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